UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): November 21, 2014

ITT EDUCATIONAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13144	36-2061311
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

13000 North Meridian Street
Carmel, Indiana 46032-1404
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (317) 706-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04.    Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On November 21, 2014, notification was made to ITT Educational Services, Inc. (the “Company”) pursuant to Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974, as amended, regarding a blackout period (the “Blackout Period”) with respect to the ESI 401(k) Plan (the “Plan”). The Blackout Period is required due to a change in the record-keeper of the Plan and a change in investment options under the Plan.  The Blackout Period is expected to begin at 1:00 p.m. Eastern Time on December 24, 2014, and end during the week ending January 31, 2015. During the Blackout Period, participants in the Plan will be unable to direct or diversify investments in their individual accounts, obtain a loan, or obtain a distribution from the Plan.

On November 26, 2014, the Company sent a notice to its directors and executive officers pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Section 104 of Regulation BTR under the Securities Exchange Act of 1934, as amended (the “BTR Notice”). The BTR Notice informed the Company’s directors and executive officers of the Blackout Period and of the restrictions on trading in the common stock of the Company (including with respect to derivative securities) that apply to them during the Blackout Period.  A copy of the BTR Notice is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

During the Blackout Period and for a period of two years after the ending date of the Blackout Period, shareholders or other interested persons may obtain, without charge, information about the actual beginning and ending dates of the Blackout Period by contacting the Company’s Executive Vice President, Chief Administrative and Legal Officer, 13000 N. Meridian Street, Carmel, IN 46032, 317-706-9200.

Item 9.01.                   Financial Statements and Exhibits.

(d)	Exhibits:

The following exhibit is being filed herewith:

Exhibit No.                                    Description

99.1	Notice of Blackout Period to Directors and Executive Officers dated November 26, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 26, 2014

ITT Educational Services, Inc.

By:  /s/ Ryan L. Roney
       Name: Ryan L. Roney
       Title: Executive Vice President, Chief
Administrative and Legal Officer

INDEX TO EXHIBITS

Exhibit No.                                           Description

99.1	Notice of Blackout Period to Directors and Executive Officers dated November 26, 2014